BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

406 Lippincott Drive, Suite J
Marlton, New Jersey 08053

EXHIBIT 23.1

Securities and Exchange Commission
Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Form SB-2 Amendment No. 1 of our report dated October 8, 2007, relating to the consolidated financial statements of Conolog Corporation and Subsidiaries and to the reference to our Firm under the caption “Experts” in the Prospectus.

Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Marlton, New Jersey
December 19, 2007